UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2016

ENZON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12957	22-2372868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Commerce Drive (Suite 135), Cranford, New Jersey		07016
(Address of principal executive offices)		(Zip Code)

(732) 980-4500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

Nektar Litigation Update

On October 25, 2016, the Supreme Court of the State of New York, Appellate Division, First Department, reversed the trial court’s dismissal of the complaint that Enzon Pharmaceuticals, Inc. (the “Company”) filed against Nektar Therapeutics, Inc. (“Nektar”) on August 14, 2015 for breach of contract in connection with Nektar’s failure to pay an immunity fee that the Company believes became payable to it under the parties’ Cross-License and Option Agreement. As a result, the case will be remanded to the trial court for further proceedings.

While the Company continues to believe that an immunity fee is currently due and payable by Nektar and intends to continue to pursue this claim, the outcome of such dispute is uncertain and there can be no assurance that the Company will be able to collect, in full or in part, the immunity fee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)

Date: October 26, 2016	By:	/s/ Andrew Rackear
Name: Andrew Rackear Title: Chief Executive Officer and Secretary